UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, Abercrombie & Fitch Co. (the “Company”) entered into a new employment agreement (the “2013 Agreement”) with Michael S. Jeffries, effective on February 2, 2014. Mr. Jeffries will continue to serve as the Chairman and Chief Executive Officer of the Company, responsible for developing and executing the Company’s strategy and long-term business plans. The terms of the 2013 Agreement with Mr. Jeffries reflect feedback from shareholders and underscore the Board of Directors’ confidence in Mr. Jeffries’ ability to create value for shareholders.

The 2013 Agreement will replace Mr. Jeffries’ current employment agreement (the “2008 Agreement”), which expires on February 1, 2014. The 2013 Agreement commences on February 2, 2014 and may be terminated by either party at any time after February 1, 2015 upon twelve (12) months written notice or as otherwise described below.

Under the 2013 Agreement, Mr. Jeffries will continue to receive his current annual base salary of $1,500,000, which will be reviewed annually. Mr. Jeffries will continue to participate in the Company’s annual bonus plan, with an annual target bonus opportunity of 150% of his base salary and a maximum bonus opportunity of up to 300% of his base salary.

The 2013 Agreement structures Mr. Jeffries’ long-term incentive opportunity differently from the structure incorporated in the 2008 Agreement. There is no retention or sign-on grant, and the formula for semi-annual equity grants contained in the 2008 Agreement has been eliminated. Instead, the 2013 Agreement provides that Mr. Jeffries is eligible to receive long-term incentive awards each year with a target value of $6,000,000, as measured for accounting purposes. This target value will be reviewed annually and may be increased at the sole discretion of the Compensation Committee if Company performance warrants such an adjustment. The vesting of at least 60% of each annual long-term incentive award (based on the target value of the total award) will be subject to performance criteria as determined by the Compensation Committee.

Consistent with the 2008 Agreement, Mr. Jeffries will continue to be entitled to term life insurance coverage in the amount of $10,000,000, as well as participation in the Company’s employee benefit plans and arrangements generally made available to the Company’s other senior executive officers. Mr. Jeffries also will be entitled to use, for security purposes, the Company’s aircraft for up to $200,000 of personal travel, as provided under the 2008 Agreement. In addition, Mr. Jeffries remains eligible to receive benefits under the Company’s Supplemental Executive Retirement Plan.

The 2013 Agreement provides that if Mr. Jeffries’ employment is terminated following expiration of the term (as a result of delivery of notice to terminate the term by either party as described above), by the Company for Cause, by Mr. Jeffries other than for Good Reason, or due to his Retirement, Mr. Jeffries will only be entitled to: his then current accrued and unpaid base salary through the date of termination, any earned or accrued and unpaid bonus or other incentive compensation for any completed fiscal years preceding the year of termination, any previously deferred compensation, reimbursement of reasonable expenses; and any other benefits and payments to which he is then entitled under the Company’s employee benefit plans (collectively, the “Accrued Compensation”).

In contrast to the 2008 Agreement, the termination benefits provided to Mr. Jeffries under the 2013 Agreement provide for accelerated vesting of long-term incentives only in limited circumstances. Under the 2013 Agreement, unvested long-term incentive awards that were granted at least two years prior to Mr. Jeffries termination due to Retirement or resignation other than for Good Reason or following the expiration of the term will be forfeited, unless the Compensation Committee determines otherwise. Unvested long-term incentive awards held by Mr. Jeffries that were granted at least two years prior to such termination will become fully vested as of the termination date, except that to the extent such awards contain performance-based vesting criteria, vesting will occur at the end of the applicable performance period and vesting will be based on actual performance over the entire performance period.

As under the 2008 Agreement, upon a termination of Mr. Jeffries’ employment either by the Company without Cause or by Mr. Jeffries for Good Reason prior to a Change of Control, as defined in the 2013 Agreement, and subject to his execution of a general release of claims, Mr. Jeffries will be entitled to the Accrued Compensation and will continue to receive his then current base salary and medical, dental and other associated welfare benefits for two years after his termination date. Mr. Jeffries will also receive an additional payment equal to 150% of his salary pro-rated for the portion of the year of termination that he was employed by the Company. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of the last day of the Term or the last day of his welfare benefits coverage.

Upon a termination of Mr. Jeffries’ employment either by the Company without Cause or by Mr. Jeffries for Good Reason prior to a Change of Control, unvested long-term incentive awards granted to Mr. Jeffries within two years prior to the date of termination will be forfeited. Unvested long-term incentive awards held by Mr. Jeffries that were granted at least two years prior to such termination will become fully vested, except that to the extent such awards granted at least two years prior to such termination contain performance-based vesting criteria, vesting will occur at the end of the applicable performance period and vesting will be based on actual performance over the entire performance period.

Consistent with the 2008 Agreement, upon a termination of Mr. Jeffries’ employment either by the Company without Cause or by Mr. Jeffries for Good Reason within two years after a Change of Control, and subject to his execution of a general release of claims, Mr. Jeffries will be entitled to the same severance benefits as those payable prior to a Change of Control, except that his two years of base salary will be paid in a lump sum rather than ratably over the term of the two years.

Consistent with the 2008 Agreement, upon a termination of Mr. Jeffries’ employment as a result of his Disability, he will be entitled to receive the Accrued Compensation and will continue to receive his then current base salary for 24 months following the termination date and 80% of his base salary for the third 12 months following the termination date (reduced by any long-term disability insurance payments he may receive) and medical, dental and other associated welfare benefits during that time period. In addition, each outstanding long-term incentive award held by Mr. Jeffries will become fully vested either as of the termination date or, with respect to awards with performance-based vesting criteria, at the end of the applicable performance period and vesting will be based on actual performance over the entire performance period. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of the last day of the Term or the last day of his welfare benefits coverage.

Consistent with the 2008 Agreement, upon Mr. Jeffries’ death while employed under the 2013 Agreement, his estate or his beneficiaries will be entitled to receive the Accrued Compensation and pro rated target bonus for the year of termination. In addition, each outstanding long-term incentive award held by Mr. Jeffries will become fully vested either as of the termination date or, with respect to awards with performance-based vesting criteria, at the end of the applicable performance period and vesting will be based on actual performance over the entire performance period.

Consistent with the 2008 Agreement, the 2013 Agreement provides that Mr. Jeffries will be prohibited from soliciting customers or employees and from competing with the Company for one year after termination. A standard confidentiality covenant will also continue to apply to Mr. Jeffries.

This summary is qualified in its entirety by reference to the complete text of the 2013 Agreement, which is incorporated herein by reference and a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, the Company also announced that on December 9, 2013, Leslee Herro will retire from her position as Executive Vice President of Merchandise Planning, Inventory Management and Brand Senses in the spring of 2014. Ms. Herro will remain with the Company for a period in a non-named executive officer capacity providing advice and counsel to the Company’s Leadership Team and completing certain special projects.

Item 8.01. Other Events.

On December 9, 2013, the Company issued a press release announcing that the Company had entered into a new employment agreement with Michael S. Jeffries, the Company’s Chairman of the Board and Chief Executive Officer. Additionally, the Company also announced in the release the retirement of Leslie Herro, Executive Vice President of Merchandise Planning, Inventory Management and Brand Senses. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

10.1	Employment Agreement, dated as of December 9, 2013, by and between Abercrombie & Fitch Co. and Michael S. Jeffries

99.1	Press Release issued by Abercrombie & Fitch Co. on December 9, 2013 related to the execution of a new employment agreement with Michael S. Jeffries and the retirement of Leslie Herro

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: December 9, 2013	By: /s/ David S. Cupps
David S. Cupps
Senior Vice President, Senior Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.        Description

10.1	Employment Agreement, dated as of December 9, 2013, by and between Abercrombie & Fitch Co. and Michael S. Jeffries

99.1	Press Release issued by Abercrombie & Fitch Co. on December 9, 2013 related to the execution of a new employment agreement with Michael S. Jeffries and the retirement of Leslie Herro